UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015 (December 16, 2015)

PARTNERRE LTD.

(Exact Name Of Registrant As Specified In Charter)

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Bermuda (State of Incorporation)	001-14536 (Commission File No.)	Not Applicable (I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road

Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 292-0888
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, PartnerRe Ltd. (“PartnerRe”) entered into an amended and restated employment agreement with William Babcock, its Chief Financial Officer. The amended and restated employment agreement provides that if (i) Mr. Babcock is not appointed the Chief Financial Officer of the surviving company of the merger of Pillar Ltd. with and into PartnerRe (the “Merger”) on or prior to July 1, 2016, other than as a result of his voluntary resignation prior to such date, and (ii) Mr. Babcock terminates his employment for good reason after July 1, 2016 and within 12 months following the closing date of the Merger, he will be eligible to receive a cash payment in the amount of $2,776,452, subject to his execution of a general release. The cash payment will not become payable in the event that the Merger is not consummated or if Mr. Babcock is appointed Chief Financial Officer of the surviving company on or prior to July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERRE LTD.

Date:	December 18, 2015	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel